Exhibit 10.5

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of July 15, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between StoneBridge Acquisition Corporation, a Cayman Islands exempted company (the “Company”), Cantor Fitzgerald & Co. and Odeon Capital Group, LLC (the “Purchasers”).

WHEREAS, the Company is a blank check formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), with each unit (each, a “Unit”) consisting of one Class A ordinary share of the Company, par value $0.0001 per ordinary share (each, a “Share”), and one-half of one redeemable warrant, with each whole warrant (each, a “Warrant”) entitling the holder to purchase one Share at an exercise price of $11.50 per Share; and

WHEREAS, the Purchasers have agreed to purchase, at a price of $1.00 per Warrant, an aggregate of 1,000,000 Warrants (or up to 1,112,500 redeemable Warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

1.	Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

	(a)	Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchasers.

	(b)	On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Initial Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 1,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $1,000,000 (the “Purchase Price”), in accordance with the percentage allocation set forth on Exhibit A hereto, which shall be paid by wire transfer of immediately available funds to the Company on the Initial Closing Date in accordance with the Company’s wiring instructions after the date of effectiveness of the registration statement on Form S-1 (File No. 333-253641) filed in connection with the Public Offering (the “Registration Statement”). On the Closing Date, following the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall either deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchasers’ name to the Purchasers, or effect such delivery in book-entry form.

(c)	On the date of the consummation of each closing (if any) of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each such date, an “Over-allotment Closing Date”, and, each Over-allotment Closing Date (if any) together with the Initial Closing Date, being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, in accordance with the percentage allocation set forth on Exhibit A hereto, an aggregate of up to 112,500 Private Placement Warrants, in the same proportion as the amount of the over-allotment option that is then so exercised, at a price of $1.00 per warrant for an aggregate purchase price of up to $112,500 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company on such Over-allotment Closing Date in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, following the payment by the Purchasers of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall either deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchasers’ name to the Purchasers, or effect such delivery in book-entry form.

(d)	Terms of the Private Placement Warrants. The Private Placement Warrants shall have their terms set forth in a Warrant Agreement entered into by the Company and a warrant agent, in connection with the Public Offering (the “Warrant Agreement”). At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants, substantially in the form attached as an exhibit to the Registration Statement.

(f)	The Purchasers acknowledge and agree that the Private Placement Warrants and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2)(B). Additionally, the Private Placement Warrants and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the Public Offering and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer participating in the Public Offering and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer.

(g)	The obligation of the Purchasers to purchase and pay for the Private Placement Warrants as provided herein shall be subject to the satisfaction of the conditions set forth in Section 4 of the Underwriting Agreement, dated the date hereof, by and between the Company and Cantor Fitzgerald & Co., as representative of the underwriters named therein (the “Underwriting Agreement”).

2.	Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

	(a)	Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

	(b)	Authorization; No Breach.

(i)	The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon each issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Private Placement Warrants (and underlying securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)	The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date: (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(iii)	Title to Securities. Upon issuance in accordance with and payment pursuant to the terms hereof memorandum and articles of association of the Company and registration in the register of members of the Company, the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each Purchaser will have good title to the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions hereunder and under the other agreements contemplated hereby, (B) transfer restrictions under federal and state securities laws, and (C) liens, claims or encumbrances imposed due to the actions of each Purchaser.

(c)	Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(d)	Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Additional Representations. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein.

3.	Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchasers, each Purchaser hereby, severally and not jointly, represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(a)	Organization and Requisite Authority. The Purchaser is an entity duly formed, validly existing, and in good standing under the laws of its jurisdiction of formation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

(b)	Authorization; No Breach.

(i)	This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)	The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject that would materially impact its ability to perform its obligations hereunder.

(c)	Investment Representations.

(i)	The Purchaser is acquiring the Private Placement Warrants, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)	The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D promulgated under the Securities Act.

(iii)	The Purchaser understands that the Private Placement Warrants are being offered and will be sold to the Purchaser in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Warrants.

(iv)	The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act.

(v)	The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Warrants which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Warrants involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Warrants.

(vi)	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Warrants or the fairness or suitability of the investment in the Private Placement Warrants by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Warrants.

(vii)	The Purchaser understands that: (A) the offer and sale of the Private Placement Warrants has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) the offer and sale of the Private Placement Warrants is subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the offer and sale of the Private Placement Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Private Placement Warrants will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if securities are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Private Placement Warrants until the 1-year anniversary following consummation of a Business Combination despite technical compliance with the requirements of Rule 144, unless the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii)	The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Warrants and is able to bear the economic risk of an investment in the Private Placement Warrants in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Warrants. The Purchaser can afford a complete loss of its investment in the Private Placement Warrants.

4.	Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

	(a)	Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

	(b)	Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

	(c)	No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

	(d)	Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

	(e)	Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Warrants.

5.	Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

	(a)	Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

	(b)	Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

	(c)	No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)	Warrant Agreement. The Purchasers shall have entered into the Warrant Agreement on terms satisfactory to the Purchasers.

6.	Termination. This Agreement may be terminated at any time after December 31, 2021, upon the election by either the Company or each Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

7.	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

8.	Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

9.	Miscellaneous.

	(a)	Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

	(b)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

	(c)	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

	(d)	Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

	(e)	Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

(f)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
STONEBRIDGE ACQUISITION CORPORATION

By:	/s/ Bhargava Marepally
	Name:	Bhargava Marepally
	Title:	Chief Executive Officer

PURCHASERS:
CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Senior Managing Director

ODEON CAPITAL GROUP, LLC

By:	/s/ Andrew Feldschreiber
	Name:	Andrew Feldschreiber
	Title:	Managing Director

[Signature Page to Private Placement Warrants Purchase Agreement (Underwriters)]

Exhibit A

Name of Underwriter	Percentage Allocation of Private Placement Warrants
Cantor Fitzgerald & Co.	70%
Odeon Capital Group, LLC	30%

Exhibit A to Private Placement Warrants Purchase Agreement (Underwriters)